Exhibit 8.1

MTR Corporation Limited

List of Subsidiaries

Name of Subsidiaries	Jurisdiction of Incorporation	Other Names under which such Subsidiary does business	The Group’s effective ownership interest
Fasttrack Insurance Ltd.	Bermuda	None	100%
MTR Corporation (C.I.) Limited	Cayman Islands	None	100%
MTR Finance Lease (001) Limited	Cayman Islands	None	100%
MTR Engineering Services Limited	Hong Kong	None	100%
MTR Property Agency Co. Limited	Hong Kong	None	100%
MTR Travel Limited	Hong Kong	None	100%
MTR China Consultancy Company Limited	Hong Kong	None	100%
MTR Consulting (Shenzhen) Co. Ltd. (Incorporated)	The People’s Republic of China	None	100%

MTR Consultancy (Beijing) Co. Ltd. (Incorporated)	The People’s Republic of China	None	100%

MTR (Shanghai Project Management) Limited	Hong Kong	None	100%
Shanghai Hong Kong Metro Construction Management Co. Ltd. (Incorporated)	The People’s Republic of China	None	60	%(1)
Candiman Limited	British Virgin Islands	None	100%
MTR Corporation (Shenzhen) Limited (Incorporated)	The People’s Republic of China	None	100	%(1)

MTR Beijing Line 4 Investment Company Limited	Hong Kong	None	100%
MTR China Property Limited	Hong Kong	None	100%
Chongqing Premier Property Management Co. Ltd. (Incorporated)	The People’s Republic of China	None	70	%(1)

MTR (Beijing) Property Services Co. Limited (Incorporated)	The People’s Republic of China	None	100%

Glory Goal Limited	Hong Kong	None	100%
MTR (Beijing) Commercial Facilities Management Co. Ltd. (Incorporated)	The People’s Republic of China	None	100	%(1)

MTR Telecommunication Company Limited	Hong Kong	None	100%
TraxComm Limited	Hong Kong	None	100%
Rail Sourcing Solutions (International) Limited	Hong Kong	None	100%
Rail Sourcing Solutions (UK) Limited	United Kingdom	None	100	%(1)
MTR Corporation (UK) Limited	United Kingdom	None	100%
MTR Corporation (IKF) Limited	United Kingdom	None	100	%(1)
MTR Corporation (No. 2) Limited	United Kingdom	None	100	%(1)
MTR Corporation (SWT) Limited	United Kingdom	None	100	%(1)
MTR Corporation (Silverlink) Limited	United Kingdom	None	100	%(1)
Hong Kong Cable Car Limited	Hong Kong	None	100%
Lantau Cable Car Limited	Hong Kong	None	100%
MTR (Estates Management) Limited	Hong Kong	None	100%
MTR (Shanghai Metro Management) Limited	Hong Kong	None	100%
Octopus Holdings Limited	Hong Kong	None	57.4%
Octopus Cards Limited	Hong Kong	None	57.4	%(1)
Octopus Knowledge Limited	Hong Kong	None	57.4	%(1)

Name of Subsidiaries	Jurisdiction of Incorporation	Other Names under which such Subsidiary does business	The Group’s effective ownership interest
Octopus Netherlands Limited	Hong Kong	None	57.4	%(1)
Octopus Cards (NL) B.V.	Netherlands	None	57.4	%(1)
Octopus Connect Limited	Hong Kong	None	57.4	%(1)
Octopus Rewards Limited	Hong Kong	None	57.4	%(1)
Octopus Investments Limited	Hong Kong	None	57.4	%(1)

(1)	Ownership interest held by subsidiaries.